Exhibit 1.1

PEPSICO, INC.

Underwritten Securities

UNDERWRITING AGREEMENT STANDARD PROVISIONS

[insert date]

From time to time, PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the “Company”), proposes to enter into one or more terms agreements (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell certain securities to the underwriter or underwriters named in the applicable Terms Agreement (the “Underwriters,” which term shall include any underwriter substituted pursuant to Section 8 hereof). The provisions included herein (the “Standard Provisions”) shall be incorporated by reference into each Terms Agreement.

Section 1. Definitions. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-______) covering the registration of certain securities of the Company to be issued and sold from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale (the “Underwritten Securities”), under the Securities Act of 1933, as amended (the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). Such registration statement has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430B of the Securities Act Regulations (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities (as defined below), in the forms first used to confirm sales of Underwritten Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), are collectively referred to herein as the “Prospectus”; provided, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference which are filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act, prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act Regulations (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. A “preliminary prospectus” shall be deemed to refer to any prospectus that omitted, as applicable, the Rule 430 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company.

For purposes of these Standard Provisions and each Terms Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I to the Terms Agreement. For purposes of these Standard Provisions, all references to the Registration Statement, Prospectus, preliminary prospectus or the Time of Sale Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in these Standard Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in these Standard Provisions to amendments or supplements to the Registration Statement, Prospectus, Time of Sale Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, Prospectus, Time of Sale Prospectus or preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

Section 2. Purchase and Sale of Securities by the Underwriters. Whenever the Company determines to make an offering of Securities the Company will enter into a Terms Agreement providing for the sale of such Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the offering of Securities shall specify the number or amount of Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 8 hereof) and the name of any Underwriter acting as manager or co-manager in connection with such offering, the number or amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten

Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material terms of the Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter or Underwriters, acting, if applicable, through the Underwriters’ representative. Each offering of Underwritten Securities will be governed by these Standard Provisions, as supplemented by the applicable Terms Agreement.

Section 3. Underwriters’ Obligation to Purchase Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

Section 4. Terms Agreement. No agreement for the purchase of Securities by the Underwriters will be deemed to exist until the Company and the Underwriters have executed a Terms Agreement. Each Terms Agreement will incorporate all applicable terms and provisions of these Standard Provisions as fully as though such terms and provisions were expressly stated therein.

Section 5. Delivery of Certain Documents, Certificates, and Opinions. On each Closing Date (as defined below), the Underwriters have received or will receive the following documents:

(a) the opinion of counsel for the Company, selected by the Company and reasonably agreed to by the Underwriters (the “Company’s Counsel”), dated as of the Closing Date, which shall be substantially in the form of Exhibit B hereto,

(b) the opinion of counsel to the Underwriters, selected by the Underwriters and reasonably agreed to by the Company (the “Underwriters’ Counsel”), dated as of the Closing Date, in form and substance satisfactory to the Underwriters,

(c) a certificate of the Assistant Secretary of the Company, dated as of the Closing Date, substantially in the form of Exhibit C hereto, and

(d) a certificate of the Chief Financial Officer and Senior Vice President or Treasurer of the Company, dated as of the Closing Date, substantially in the form of Exhibit D hereto.

Section 6. Certain Conditions Precedent to the Underwriters’ Obligations. The Underwriters’ obligation to purchase any Underwritten

Securities will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 7 hereof, to receipt of the opinions and certificates to be delivered to the Underwriters pursuant to the terms of Section 5 hereof, to the accuracy of the statements of the Company’s officers made in each certificate to be furnished as provided herein, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed, in each case at the time the Company executes a Terms Agreement and as of the Closing Date, and (in each case) to the following additional conditions precedent, when and as specified:

(a) As of the Closing Time (as defined below) for any Underwritten Securities, and with respect to the period from the date of the applicable Terms Agreement to and including the applicable Closing Time:

(i) there shall not have occurred (A) any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis or (B) any suspension or material limitation of trading in the Company’s capital stock by the Commission or the New York Stock Exchange, Inc. (the “NYSE”) (the events described in the foregoing clauses A and B, the “Company-Specific Events”), the effect of any of which Company-Specific Events shall have made it impracticable, in the reasonable judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions;

(ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis (the events described in the foregoing clauses A through C, the “Market Events”), the effect of any of which Market Events shall have made it impracticable, in the judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions, including, without limitation, the impact of such Market Event on equity securities having substantially similar characteristics; and

(iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement nor shall any proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Underwritten Securities have been instituted or threatened.

(b) The Underwriters will receive, upon execution and delivery of any applicable Terms Agreement a letter from KPMG LLP (“KPMG”), or such other registered public accounting firm as may be selected by the Company (KPMG or such other registered public accounting firm each, successively, the “Company’s Auditors”), containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

(c) At Closing Time, the Underwriters shall have received from the Company’s Auditors a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (b) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(d) On each Closing Date, the Underwriters shall have received from the Company such appropriate further information, certificates, and documents as the Company and the Underwriters shall have agreed, as reflected in the applicable Terms Agreement.

Section 7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of each Closing Time, the following statements are and shall be true:

(a) (i) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) filed within three years of the date of the applicable Terms Agreement, (ii) the Company is a “well known seasoned issuer” (as defined in Rule 405 of the Securities Act), (iii) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company’s knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (iv) as of the effective date of the Registration Statement (the “Effective Date”), the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of the Securities, and (v) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act or the Securities Act and incorporated or to be incorporated by reference in the Prospectus or Time of Sale Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder, (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) the Time of Sale Prospectus does not, and at the time of each sale of the Underwritten Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto or the Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company has been duly incorporated and is validly existing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(e) The applicable Terms Agreement, incorporating these Standard Provisions, as amended by agreement of the parties to the applicable Terms Agreement, as of the date of such Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(f) [For equity securities - The Underwritten Securities have been duly authorized for issuance and sale pursuant to these Standard Provisions and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to these Standard Provisions and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities is or will be subject to personal liability by reason of being such a holder.]

[For debt securities - The Underwritten Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the applicable indenture (the “Indenture”), or when countersigned by the trustee in accordance with the provisions of the Indenture, as the case may be, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.]

(g) [For debt securities - The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity.]

(h) The execution and delivery of and performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, and the Securities, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company’s knowledge, required for the performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, or the Securities, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold and except to the extent where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(i) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described.

Section 8. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or principal amount of Defaulted Securities does not exceed 10% of the number of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount of Defaulted Securities exceeds 10% of the number or aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 9. Agreements.

(a) The Company covenants with the Underwriters as follows:

(i) Prior to the filing by the Company of any amendment to the Registration Statement, the Time of Sale Prospectus or of any prospectus supplement that shall name the Underwriters, the Company will afford the Underwriters or the Underwriters’ Counsel a reasonable opportunity to review and comment on the same, provided, however, that the foregoing requirement will not apply to any of the Company’s filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable prospectus supplement to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Underwriters of (A) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company’s filing any report required to be filed under the Exchange Act, (B) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Time of Sale Prospectus or the Prospectus, or for any information from the Company, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(ii) If the Time of Sale Prospectus is being used to solicit offers to buy the Underwritten Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(iii) If, at any time when a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to any Underwritten Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify the Underwriters, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus (and all then existing supplements thereto) and to suspend all efforts to resell the Securities in its capacity as underwriter or dealer, as the case may be, and the Underwriters will promptly comply with the terms of such notice. The Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, satisfactory in the reasonable judgment of the Underwriters to correct such statement or omission or to effect such compliance, and the Company will supply the Underwriters with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus as the Underwriters may reasonably request, provided, however, that the expense of preparing, filing, and supplying copies to the Underwriters of any such amendment or supplement will be borne by the Company only for the nine-month period immediately following the purchase of such Underwritten Securities by the Underwriters and thereafter will be borne by the Underwriters.

(iv) The Company will furnish to the Underwriters, without charge, as many copies of the Time of Sale Prospectus, the Prospectus, each preliminary prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto as the Underwriters may reasonably request.

(v) The Company will, with such assistance from the Underwriters as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Underwriters shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

(vi) [For equity securities - During a period as specified in the applicable Terms Agreement, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock or (B) enter into any swap or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder, (2) Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the applicable Terms Agreement, (3) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing and future employee benefit plans of the Company, or (4) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.]

(vii) The Company will make generally available to its security holders earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(viii) The Company will use its best efforts to effect the listing of the Common Stock, prior to the Closing Time, on the New York Stock Exchange.

(b) Each Underwriter, severally and not jointly, covenants with the Company as follows:

(i) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) (each such communication by the Company or its agents or representatives an “Issuer Free Writing Prospectus”) other than (A) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus or a previously filed Issuer Free Writing Prospectus, (B) any Issuer Free Writing Prospectus listed on Schedule I to the applicable Terms Agreement or (C) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (A) or (C), an “Underwriter Free Writing Prospectus”).

(ii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 9(b)(i)(A) above in a manner reasonably designed to lead to its broad unrestricted dissemination.

(iii) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(iv) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 10. Fees and Expenses. The Company will pay all costs, fees, and expenses arising in connection with the sale of any Securities through the Underwriters and in connection with the performance by the Underwriters of its related obligations hereunder and under any Terms Agreement, including the following: (i) expenses incident to the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, (ii) expenses incident to the issuance and delivery of such Securities, (iii) the fees and disbursements of the Company’s Counsel and the Company’s Auditors, (iv) expenses incident to the qualification of such Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 9(a)(v) hereof, including related filing fees and the reasonable fees and disbursements of the Underwriters’ Counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws (a “Blue Sky Survey”), (v) expenses incident to the printing and delivery to the Underwriters, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto and of the Prospectus, each preliminary prospectus, and all amendments and supplements thereto, (vi) expenses incident to the printing and delivery to the Underwriters, in such quantities as the Underwriters shall reasonably request, of copies of any Blue Sky Survey, (vii) the fees and expenses, if any, incurred with respect to any applicable filing with the National Association of Securities Dealers, (viii) the fees and expenses incurred in connection with the listing of any Underwritten Securities on the New York Stock Exchange and (ix) if applicable, the fees and expenses of the trustee under the applicable Indenture.

Section 11. Inspection; Place of Delivery; Payment.

(a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Underwriters in The City of New York, the Underwritten Securities to be sold to the Underwriters hereunder, not later than 1:00 P.M. on the New York Business Day prior to the applicable Closing Date.

(b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Underwriters pursuant to Sections 5 and 6 of these Standard Provisions will be delivered at the offices of the Underwriters’ Counsel, or at such other location as may be agreed upon by the Company and the Underwriters, not later than the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Underwritten Securities shall be made at the offices of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 8 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the “Closing Time” and the “Closing Date”, respectively). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters’ representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Underwriters’ representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 12. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which such Underwriter come subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, and provided further, that the foregoing indemnity with respect to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Underwritten Securities, or to the benefit of any person controlling such Underwriter, if a copy of the preliminary prospectus, the Time of Sale Prospectus or the Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Underwritten Securities with such person, and if the preliminary prospectus, the Time of Sale Prospectus or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, or any preliminary prospectus or the Time of Sale Prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 12, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Underwriters (in the case of parties indemnified pursuant to paragraph (a) of this Section 12) or by the Company (in the case of parties indemnified pursuant to paragraph (b) of this Section 12), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this Section 12 to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 12 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 12(d) are several in proportion to the number of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 12 to the contrary notwithstanding, (i) the Underwriters will not be required to contribute to the Company any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission (other than in reliance upon and in conformity with information furnished to the Company by the Underwriters in writing expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus or any amendment or supplement thereto), and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 12 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

Section 13. Termination. The applicable Terms Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates. The applicable Terms Agreement may not be terminated by the Underwriters prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in Section 6 hereof.

Section 14. Representations and Indemnities to Survive. The respective agreements of the Company and the Underwriters set forth in Section 9(a)(ii), 9(a)(vii), 10, 12, and 18 hereof, the representations and warranties of the Company set forth in Section 7 hereof, and the statements and opinions of the Company and its officers set forth in the documents to be delivered by the Company to the Underwriters as provided in Sections Section 5(a), 5(c), 5(d), and 6(d) hereof, will survive delivery of and payment for any Securities as contemplated hereunder and will survive termination of the applicable Terms Agreement in accordance with the provisions of Section 13 above.

Section 15. Notices. Except as otherwise specifically provided herein, all communications hereunder will be in writing and will be effective one business day after having been delivered by hand, mailed via Express Mail, deposited with

Federal Express or any nationally recognized commercial courier service for “next day” delivery, or telecopied and confirmed in writing (by telecopied facsimile or otherwise) to the respective addresses or telecopier numbers set forth on the signature page hereto, or to such other address or telecopier number as either party may hereafter designate to the other in writing. The foregoing notwithstanding, copies of any Terms Agreement and of any certificate or opinion to be delivered by the Company to the Underwriters under paragraphs 5(a), 5(c) or 5(d) hereof will be deemed delivered if executed by all required signatories and telecopied to the Company and/or the Underwriters, as the case may be, with receipt confirmed in writing (by telecopied facsimile or otherwise). In the event that any Terms Agreement or any such certificate or opinion is delivered via telecopier as contemplated in the preceding sentence, the parties will use best efforts to ensure that “original” copies of such documents will be distributed promptly thereafter.

Section 16. Successors; Non-transferability. The applicable Terms Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, their respective successors, and the officers, directors, and controlling persons referred to in Section 12 hereof. No other person will have any right or obligation hereunder. No party to the applicable Terms Agreement may assign its rights thereunder without the written consent of the other parties.

Section 17. Counterparts. The Terms Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 18. Applicable Law. These Standard Provisions and any applicable Terms Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 19. Headings. The headings of the sections of these Standard Provisions have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.

Exhibit A

PEPSICO, INC.

Underwritten Securities

TERMS AGREEMENT

[Date]

To: PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell                                               (such securities also being hereinafter referred to as the “Underwritten Securities”) subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions, dated [insert date] (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We [the underwriters named below (the “Underwriters”)] offer to purchase [, severally and not jointly,] the number or amount of Underwritten Securities [opposite their names set forth below] at the purchase price set forth below.

Underwriter	[Number][Amount] of Underwritten Securities
[Name of Underwriter(s)]

Total	[$	]

The Underwritten Securities shall have the following terms:

Terms of the Securities
[Number][Amount] of securities:
Initial public offering price	$
Purchase price	$
Period specified in Section 9(a)(vi) of the Standard Provisions:		days beginning from the date of this Terms Agreement
Other terms and conditions:

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the ____ day of ______, 20__.

PEPSICO, INC.

By:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[UNDERWRITERS’ REPRESENTATIVE]

By:
Authorized Signatory

Schedule I

Time of Sale Prospectus:

1.	Preliminary Prospectus issued [date]

2.	Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

A-2

Exhibit B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT

TO SECTION 5(a)

1. The Company is a corporation in existence under the laws of the State of North Carolina, has the corporate power to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

2. The applicable Terms Agreement has been duly authorized by the Company by all necessary corporate action, executed and delivered by the Company.

3. [For equity or equity-linked securities - The Company has authorized by all necessary corporate action the issuance and sale of Underwritten Securities pursuant to the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder.]

[For debt securities - The Company has authorized by all necessary corporate action the execution and delivery of Underwritten Securities and, when issued, executed, and authenticated in accordance with the provisions of the applicable indenture (the “Indenture”), or when countersigned by the trustee in accordance with the provisions of the Indenture, as the case may be, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.]

4. [For debt securities - The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and has been duly authorized, by the

Company by all necessary corporate action, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity.]

5. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to [our] [my] knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

6. The execution and delivery of and performance by the Company of its obligations under the applicable Terms Agreement will not contravene any provision of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to my knowledge, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, or order of or qualification with any governmental body or agency is required to be obtained or made by the Company for the execution and delivery by the Company of the applicable Terms Agreement, except as may be required by the Blue Sky laws or other securities laws of the various states in which the Securities may be offered and sold and except for consents, approvals, authorizations, actions, filings and registrations which, if not obtained or made, are not reasonable likely to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

7. [I][We] have considered the statements relating to legal matters or documents included in the Prospectus under the captions “[Description of PepsiCo Stock] [Description of Debt Securities]”. In [my][our] opinion, such statements fairly summarize in all material respects such matters or documents.

8. To [my][our] knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its significant subsidiaries is a party, or by which any of the properties of the Company or its significant subsidiaries is bound, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to [my] [our] knowledge, there is no agreement or other document that is required to be described in the Registration Statement, the Prospectus, any applicable Pricing Supplement or Prospectus Supplement, or any Time of Sale Prospectus, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

9. [I][We] have not [myself][ourselves] checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to matters in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except to the extent stated in paragraph 7 above). [I][We] have generally reviewed and discussed with the representatives of the Underwriters and with certain officers and employees of, and counsel for, the Company, and with independent registered public accountants for the Company, the information furnished, whether or not subject to [my][our] check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in [my][our] opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to [my][our] attention that causes [me][us] to believe that, insofar as relevant to the offering of the Securities, (a) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus, at the time of each sale of the Underwritten Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we have not been called to pass upon, and we express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1.

The opinions and belief expressed in paragraph 3 above (except as to due authorization of the Underwritten Securities), in paragraph 7 above as to the statements in the Prospectus under the captions “[Description of PepsiCo Stock][Description of Debt Securities],” and in paragraph 9 above do not, in any case, address any provision of the Commodity Exchange Act, as amended, or the rules, regulations, or interpretations of the Commodity Futures Trading Commission, as may be applicable to any debt securities whose principal and/or interest payments will be determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other variable factors.

In rendering such opinion, [I] [we] may rely, as to matters of fact (but not as to legal conclusions), to the extent [I] [we] deem proper, on certificates of responsible officers of the Company and public officials. Such opinion will be limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as such opinion involves matters governed by the laws of North Carolina, [I] [we] may rely, without independent investigation, on the opinion of North Carolina counsel for the Company.

Exhibit C

ASSISTANT SECRETARY’S CERTIFICATE

I, _________, the duly qualified, elected, and acting Secretary of PepsiCo, Inc., a company organized under the laws of the State of North Carolina (the “Company”), hereby certify as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the Restated Articles of Incorporation of the Company, certified as of ________ by the Secretary of State of the State of North Carolina. No further amendments or supplements to the Restated Articles of Incorporation have been proposed to or approved by the Board of Directors or shareholders of the Company.

2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws of the Company. Such By-Laws have been in effect at all times since __________.

3. Attached hereto as Exhibit C are true, correct and complete copies of certain resolutions duly adopted by the Board of Directors of the Company on March 17, 2006 [and, if common stock or securities convertible into common stock are being offered insert date]. Such resolutions have not been amended or modified, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof relating to (i) the authorization of the Company’s Registration Statement on Form S-3 (Registration No. 333-_________), (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) for the registration of Company’s securities, (ii) the execution and delivery of the Terms Agreement, dated ____________ (the “Terms Agreement”), between the Company and ____________ (the “Underwriters”), and (iii) all other actions relating to the foregoing. Such resolutions have not been amended, rescinded or modified since their adoption (other than as expressly set forth in such resolutions) and remain in full force and effect as of the date of this Certificate.

4. Each person who, as a director or officer of the Company or attorney- in-fact of such director or officer, signed (i) the Registration Statement, (ii) the Terms Agreement, and (iii) any document delivered prior hereto or on the date of this Certificate in connection with the execution and filing of the Registration Statement, or the execution and delivery of the Terms Agreement, or the transactions contemplated thereby, or the execution and delivery of the certificates representing the Shares, was, at the time or the respective times of such execution and delivery of such documents, and, in the case of the filing of the Registration Statement with the Commission, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact and the signatures of such persons appearing on such documents are their genuine signatures or, in case of the certificates evidencing the Shares, the true facsimile thereof.

5. The minute book records of the Company relating to proceedings of the Board of Directors of the Company made available to _________________, counsel for the Underwriters, are true and correct and constitute all such records in the possession and control of the Company through and including ______________.

The persons named below are duly qualified, elected, and acting officers of the Company, have been duly elected or appointed to the offices set forth opposite their respective names, have held such offices at all times relevant to the preparation of the Registration Statement, and hold such offices as of the date hereof. The signatures set forth below opposite the names of such persons are the genuine signatures of such persons.

Name	Office	Signature

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company as of the _____ day of _________, 20__.

By:
Name:
Title:

I, _________________, a Vice President of the Company, hereby certify that ______________ is the duly qualified, elected, and acting _________________________ of the Company, has been duly elected or appointed to such offices, has held such offices at all times relevant to the preparation of the Registration Statement, holds such offices as of the date hereof, and that the signature set forth above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ day of __________, 20__.

By:
Name:
Title: Vice President

Exhibit D

OFFICERS’ CERTIFICATE

[Name:]_____________, [title:]______________________, and [name:]__________________, [title:] ______________________, of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the “Company”), each hereby certifies as follows:

1. I have examined the Company’s Registration Statement on Form S-3, File No. 333-_________ (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 2, 2006, including all of the documents filed as exhibits thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the prospectus filed as part of the Registration Statement (such prospectus hereinafter the “Prospectus”).

2. To my knowledge, no proceedings for the merger, consolidation, liquidation, or dissolution of the Company or the sale of all or substantially all of its assets are pending or contemplated.

3. To my knowledge, the Registration Statement as supplemented by the Time of Sale Prospectus (i) contains no untrue statement of a material fact regarding the Company or any of its consolidated subsidiaries and (ii) does not omit to state any material fact necessary to make any such statement, in the light of the circumstances under which it was made, not misleading.

D-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ of ___________, 20__.

By:
Name:
Title:

By:
Name:
Title:

D-2